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                             AMENDED AND RESTATED
                           DEMAND DEPOSIT AGREEMENT
                           ------------------------


                                                                Sioux City, Iowa
                                                                 August 20, 1996

     FOR VALUE RECEIVED, Terra Capital, Inc., a Delaware corporation ("TCI"), hereby promises to pay to the order of Terra Nitrogen, Limited Partnership, a Delaware limited partnership or its successors or assigns as the case may be ("TNLP"), at Tulsa, Oklahoma, or such other place as may be specified in writing by TNLP, the aggregate amount of all cash deposited from time to time by TNLP with TCI under this agreement, together with interest thereon at an annual rate (the "Reference Rate") equal to the higher of (1) the rate of interest charged to TCI as "Eurodollar Rate Advances" for borrowings under its Amended and Restated Credit Agreement dated as of December 14, 1995 among TCI, TNLP, certain Lenders, Issuing Banks and Citibank, N.A., as Agent, as from time to time amended or replaced (the "Credit Agreement") and (2) the rate of interest equal to the "Cost Rate" under the Purchase and Sale Agreement dated as of August 20, 1996 among Terra International, Inc., TNLP, Beaumont Methanol, Limited Partnership, Terra Funding Corporation, and TCI. If computed on the basis of subsection (1) above, the Reference Rate will be an adjusted monthly rate being the average of the eurodollar rate on the first and last business day of each month as quoted in the Midwest Edition of The Wall Street Journal plus the
                                          -----------------------
Applicable Margin (as defined in the Credit Agreement) applied to the average daily outstanding advances for each month.

     TNLP may deposit funds in this agreement with TCI at any time. Any funds requested to be withdrawn from TCI by TNLP shall be payable immediately on the demand of TNLP. Accrued interest shall be credited or paid within five business days after the end of each month.

     This agreement shall be governed by the laws of the state of Iowa.

     IN WITNESS WHEREOF, TCI has executed this agreement as of the date first above written.

                                    TERRA CAPITAL, INC.


                                    By: /S/ Robert E. Thompson
                                        -----------------------
                                        Robert E. Thompson
                                        Vice President

ACKNOWLEDGEMENT:

Terra Nitrogen, Limited Partnership
By: Terra Nitrogen Corporation
Its: General Partner


By: /S/ Erik L. Slockers
    --------------------
    Erik L. Slockers
    Vice President and Controller